                                                         EXHIBIT 10(e)

                                                        EXECUTION COPY


                           CREDIT AGREEMENT

                              dated as of

                             June 30, 1987

                                 among

               Santa Fe Energy Operating Partners, L.P.

                       The Lenders Listed Herein

                                  and

              Morgan Guaranty Trust Company of New York,
                               as Agent

                          TABLE OF CONTENTS*

                                                                  PAGE

SECTION   1.01 Definitions................................           1
          1.02 Accounting Terms and Determinations........          18

                              ARTICLE II
                              THE CREDITS

SECTION   2.01 Commitments to Lend........................          19
          2.02 Method of Borrowing........................          20
          2.03 Notes......................................          21
          2.04 Maturity of Loans..........................          22
          2.05 Interest Rates.............................          23
          2.06 Mandatory Termination or Reduction
                  of Tranche A Commitments................          26
          2.07 Prepayments................................          28
          2.08 General Provisions as to Payments..........          32
          2.09 Funding Losses.............................          32
          2.10 Computation of Interest and Fees...........          33
          2.11 Regulation D Compensation..................          33
          2.12 Increase of Aggregate Loans................          33

                              ARTICLE III
                       CONDITIONS TO BORROWINGS

SECTION   3.01 First Borrowing............................          36
          3.02 Subsequent Borrowings......................          37

* The Table of Contents is not a part of this Agreement.

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                                                                  PAGE
                              ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES

SECTION   4.01 Existence and Power.......................           38
          4.02 Partnership and Governmental
                 Authorization; Contravention............           38
          4.03 Binding Effect............................           38
          4.04 Full Disclosure;
                 Financial Information...................           38
          4.05 Litigation................................           39
          4.06 Compliance with ERISA.....................           39
          4.07 Taxes.....................................           40
          4.08 Title to Assets...........................           40
          4.09 Not an Investment Company.................           41

                               ARTICLE V
                               COVENANTS

SECTION   5.01 Information...............................           41
          5.02 Payment of Obligations....................           44
          5.03 Maintenance of Property; Insurance........           44
          5.04 Conduct of Business and
                 Maintenance of Existence;
                 Change of Name Fiscal Year..............           44
          5.05 Compliance with Laws......................           45
          5.06 Inspection of Property,
                 Books and Records.......................           45
          5.07 Debt......................................           45
          5.08 Coverage Ratios; Security.................           46
          5.09 Restricted Payments.......................           48
          5.10 Negative Pledge...........................           48
          5.11 Provision of Security Upon Triggering
                 Event...................................           49
          5.12 Merger; Sale or Abandonment of
                Assets; Release of Collateral............           50
          5.13 Use of Proceeds...........................           51

                              ARTICLE VI
                               DEFAULTS

SECTION   6.01 Events of Default.........................           52
          6.02 Notice of Default.........................           55
          6.03 Tranche B Loans Due Upon Failure
                 to Reborrow Tranche A Loans.............           55
          6.04 Additional Amount Payable With
                Respect to Tranche B Loans...............           55

                                                                  PAGE
                              ARTICLE VII
                               THE AGENT

SECTION   7.01 Appointment and Authorization.............           56
          7.02 Agent and Affiliates......................           56
          7.03 Action by Agent...........................           56
          7.04 Consultation with Experts.................           56
          7.05 Liability of Agent........................           56
          7.06 Indemnification...........................           57
          7.07 Credit Decision...........................           57
          7.08 Fees......................................           57

                             ARTICLE VIII
                   CHANGE IN CIRCUMSTANCES AFFECTING
                           TRANCHE A LENDERS

SECTION   8.01 Basis for Determining Interest
                 Rate Inadequate or Unfair...............           58
          8.02 Illegality................................           58
          8.03 Increased Cost and Reduced Return.........           59
          8.04 Prime Loans Substituted for Affected
                 Fixed Rate Loans........................           61
          8.05 Substitution of Lender....................           62
                              ARTICLE IX
                             MISCELLANEOUS

SECTION   9.01 Notices...................................           62
          9.02 No Waivers................................           63
          9.03 Expenses; Documentary Taxes...............           63
          9.04 Sharing of Set-Offs.......................           63
          9.05 Amendments and Waivers....................           64
          9.06 Successors and Assigns....................           64
          9.07 Collateral................................           65
          9.08 Representation of Lenders.................           66
          9.09 Confidentiality...........................           66
          9.10 New York Law..............................           66
          9.11 Counterparts; Effectiveness...............           66
          9.12 Non-Recourse to Partners..................           66

Exhibit A - Form of Domestic Note

Exhibit B - Form of Euro-Dollar Note

Exhibit C - Form of Tranche B Note

Exhibit D -   Form of Opinion of Counsel for
                the Borrower and its Affiliates

Exhibit E -   Form of Opinion of Special Counsel
                for the Lenders and the Agent

Exhibit F -   Form of SFNR Undertaking

Exhibit G -   Form of Mortgage

Exhibit X -   Terms of Subordination

                           CREDIT AGREEMENT

          AGREEMENT dated as of June 30, 1987 among SANTA FE ENERGY OPERATING PARTNERS, L.P., the LENDERS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

          The parties hereto agree as follows:


                               ARTICLE I

                              DEFINITIONS


          SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

          "Adjusted CD Rate" has the meaning set forth in Section
2.05(b).

          "Affiliate" means (except as provided in the definition of "Triggering Event") the Managing General Partner, the Special General Partner, or any Person directly or indirectly controlling, controlled by or under common control with the Borrower or the Managing General Partner or the Special General Partner. As used in this definition of "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
          "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Lenders hereunder, and its successors in such capacity.

          "Annual Coverage Ratio" means, as of any date of determination, the lowest of the ratios obtained by, for the remaining portion of the fiscal year in which such date occurs and for each fiscal year thereafter to and including fiscal 1997, dividing (i) the sum of, for all Petroleum Properties owned by the Borrower on such date, Cash Flow Available for Debt Service (calculated on the basis of the Most Recent Engineering Report) for such period, by (ii) Debt Service for such period (calculated on the basis set forth in the most recent Coverage Report delivered to the Lenders pursuant to

Section 5.01(i), taking into account any incurrence or prepayment of Debt since the date of such Coverage Report).

          "Approved Assumptions" means (i) until February 20, 1988, such assumptions regarding interest rates as have been heretofore provided to the Borrower by the Agent, and (ii) thereafter, assumptions as to prices, costs, interest rates and other matters relevant to any Engineering Report or to the calculation of Coverage Ratios, which assumptions shall be determined by the Agent, after consultation with the Managing General Partner, on a semi-annual basis starting in 1988 and set forth in a notice sent to the Lenders on or before January 20 and July 20 of each such year and, if the PROVISO hereto does not apply, in a notice to the Borrower from the Agent on or prior to the next succeeding February 20 or August 20, as the case may be; PROVIDED that if such assumptions are, within 10 days of any such notice to the Lenders, disapproved by the Required Lenders (as indicated in a notice to the Agent within such 10-day period) and alternative assumptions are determined by the Required Lenders and set forth in a notice delivered to the Agent on or prior to the next succeeding February 15 or August 15, as the case may be (such alternative assumptions to be determined by the Required Lenders in good faith in accordance with their customary oil and gas lending practices), such alternative assumptions shall be the Approved Assumptions, and notice thereof shall be sent to the Borrower by the Agent on or prior to the next succeeding February 20 or August 20, as the case may be. Approved Assumptions set forth in a notice to the Borrower shall govern until new Approved Assumptions are set forth in a notice to the Borrower, and shall be used, without limitation, in preparation of the next Engineering Report or supplement thereto required to be delivered pursuant to Section 5.01(i).

          "Assessment Rate" has the meaning set forth in Section
2.05(b).

          "Borrower" means Santa Fe Energy Operating Partners, L.P., a Delaware limited partnership.

          "Borrowing" means the first borrowing hereunder consisting of Loans made to the Borrower at the same time by the Lenders pursuant to Article II and each subsequent borrowing hereunder consisting of Tranche A Loans made to the Borrower at the same time by the Tranche A Lenders pursuant to Article II. A Borrowing is, with respect to the Tranche A Loans, a "Domestic Borrowing" if such Tranche A Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Tranche A Loans are Euro-Dollar Loans. A Domestic Borrowing is a "CD

Borrowing" if such Domestic Loans are CD Loans or a "Prime Borrowing" if such Domestic Loans are Prime Loans.
          "Cash Flow Available for Debt Service" means, for any fiscal year (or portion thereof), (a) Pre-G&A Cash Flow for such period, LESS
(b) an amount (or, with respect to any portion of a fiscal year, a proportional amount corresponding to such portion of such fiscal year) of general and administrative expenses equal to, for any fiscal year, the higher of (i) for each fiscal year ending on or before December 31, 1997, $7,000,000 and for each fiscal year thereafter, $5,000,000, and (ii) the amount equal to (x) Pre-G&A Cash Flow for such fiscal year TIMES (y) the quotient derived by dividing (1) the sum of the prior fiscal year's actual production-related general and administrative expenses plus one-half of the prior fiscal year's actual exploration-related general and administrative expenses, by (2) Pre-G&A Cash Flow for the prior fiscal year.

          "CD Base Rate" has the meaning set forth in Section 2.05(b).

          "CD Loan" means a Tranche A Loan to be made as a CD Loan pursuant to the applicable Notice of Borrowing.

          "CD Reference Banks" means Bank of Montreal and Morgan
Guaranty Trust Company of New York and each such other bank as may be appointed pursuant to Section 9.06(d).

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Collateral Threshold" has the meaning set forth in Section
5.08(d).

          "Commitment" means, with respect to each Lender, the amount set forth opposite the name of such Lender on the signature pages hereof, as such amount may, in the case of Tranche A Lenders, be reduced from time to time pursuant to Section 2.06.

          "Controlled Groups means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

          "Coverage Ratio" means either the Life-of-Reserves Coverage Ratio or the Annual Coverage Ratio.

          "Coverage Report" means a report prepared by the Borrower and satisfactory in form and scope to the Required Lenders setting forth the Coverage Ratios as of the date of such report and the calculations necessary to determine such Coverage Ratios.

          "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person in respect of production payments, proceeds production payments and similar financing arrangements, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.

          "Debt Service" means, for any period, the total of principal payments in respect of Debt of the Borrower (other than Subordinated Debt of the Borrower owed to Affiliates) and the total of interest payments (using, with respect to interest to accrue, the interest rates set forth in the most recent Approved Assumptions for Debt not bearing interest at a fixed rate) in respect of Debt of the Borrower, in each case scheduled to be paid during such period; PROVIDED that the principal amount of any loan which by its terms matures on a date within such period but which may reasonably be expected to be reborrowed in a Rollover on such date shall not be deemed, for purposes of this definition, to be scheduled to be paid on such date.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Tranche A Lender, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Domestic Lending Office) or such other office as such Tranche A Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; PROVIDED that any Tranche A Lender may from time to time by notice to the Borrower and the Agent designate separate Domestic Lending Offices for its Prime Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Tranche A Lender shall be deemed to refer to either or both of such offices, as the context may require.

          "Domestic Loans" means CD Loans or Prime Loans or both.

          "Domestic Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Domestic Loans.

          "Domestic Reserve Percentage" has the meaning set forth in
Section 2.05(b).

          "Energy Partners" means Santa Fe Energy Partners,
L.P., a Delaware limited partnership.

          "Engineering Report" means a report prepared and certified by an Independent Petroleum Engineer which sets forth, with respect to all oil and gas properties of the Borrower, the Recognized Proved Reserves and the gross and net volume of Hydrocarbons projected to be produced from such Recognized Proved Reserves, by fiscal years, for the remaining economic life of such Recognized Proved Reserves. Each Engineering Report shall also contain a list of Petroleum Properties, shall set forth, for each fiscal year, Pre-G&A Cash Flow and shall indicate Pre-G&A Cash Flow for each fiscal year for the various Petroleum Properties. Each such report shall identify which Petroleum Properties are "developed" and which are not "developed" (as defined in the definition of "Recognized Proved Reserves") and shall set forth the Relative Values thereof, on an aggregate basis. Each such report shall be prepared in accordance with established criteria generally accepted in the oil and gas industry and standards customarily used by independent petroleum engineers well regarded in the industry in making reserve determinations or appraisals, and shall be based on Approved Assumptions and such other assumptions, estimates and projections as are fully disclosed in such Engineering Report.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Obligor" means (i) for so long as the Controlled Group includes Santa Fe Southern Pacific and Santa Fe Natural Resources, Santa Fe Southern Pacific and each of its Material Subsidiaries, and (ii) at all other times, each member of the Controlled Group.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business
(including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Tranche A Lender, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified on the signature pages hereof) as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Tranche A Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

          "Euro-Dollar Loan" means a Tranche A Loan to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

          "Euro-Dollar Notes" means promissory notes of the Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay the Euro-Dollar Loans.

          "Euro-Dollar Reference Banks" means the principal offices of Bank of Montreal and Morgan Guaranty Trust Company of New York and each such other bank as may be appointed pursuant to Section 9.06(d).

          "Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Tranche A Lender to United States residents).

          "Event of Default" has the meaning set forth in Section 6.01.

          "Excluded Plan" means each employee pension benefit plan. other than a "Plan" as defined in clause (i) of the definition of "Plan", which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code which is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement to which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Fixed CD Rate" has the meaning set forth in Section
2.05(b).

          "Fixed Rate Borrowing" means a CD Borrowing or a Euro-Dollar
Borrowing.
          "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or both.

          "General Partners" means the Managing General Partner and the Special General Partner of the Borrower or, if so specified, of Energy Partners.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hydrocarbons" means oil, gas and other liquid and gaseous hydrocarbons.

          "Independent Petroleum Engineer" means Riggs & Associates Inc., or another independent petroleum engineering consulting firm selected by the Borrower and acceptable to the Required Lenders.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of a Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar
               Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) if any Interest Period includes a date on which a payment of principal of the Tranche A Loans is required to be made under Section 2.06 but does not end on such date, then (i) the principal amount of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; PROVIDED that:
          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) if any Interest Period includes a date on which a payment of principal of the Tranche A Loans is required
               to be made under Section 2.06 but does    not end on
               such date, then (i) the principal amount (if any) of each CD Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such CD Loan shall have an Interest Period determined as set forth above.

(3) with respect to each Prime Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; PROVIDED that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) if any Interest Period includes a date on which a payment of principal of the Tranche A Loans is required to be made under Section 2.06 but does not end on such date, then (i) the principal amount (if any) of each Prime Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Prime Loan shall have an Interest Period determined as set forth above.

          "Lender" means each lender listed on the signature pages hereof as having a Commitment, and its successors and assigns.

          "Lending Office" means, as to any Tranche A Lender, its Domestic Lending Office or its Euro-Dollar Lending Office, as the context may require.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including without limitation any production payment, advance payment or similar arrangement with respect to minerals in place), whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of this Agreement, the Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Life-of-Reserves Coverage Ratio" means, as of any date of determination, the ratio obtained by dividing (i) the sum of, for all Petroleum Properties owned by the Borrower on such date, Cash Flow Available for Debt Service (calculated on the basis of the Most Recent Engineering Report) for the period of twenty years commencing on such date, by (ii) Debt Service for such period (calculated on the basis set forth in the most recent Coverage Report delivered to the Lenders pursuant to Section 5.01(i), taking into account any incurrence or prepayment of Debt since the date of such Coverage Report).

          "Loan" means a loan made by a Lender to the Borrowerhereunder.

          "London Interbank Offered Rate" has the meaning set forth in
Section 2.05(c).

          "Managing General Partner" means the managing general partner of the Borrower or, if so specified, of Energy Partners.

          "Material Subsidiary" means any Subsidiary of Santa Fe
Southern Pacific (other than Bankers Leasing and Financial
Corporation, a Delaware corporation, and its subsidiaries and Constellation Reinsurance Company) the consolidated assets of which, as shown by its most recent year-end consolidated balance sheet, are in excess of $75,000,000.

          "Mortgage" means a mortgage or deed of trust, substantially in the form of Exhibit G hereto or in such other form as has been approved by the Required Lenders, if and as required to be executed and recorded by the Borrower pursuant to Section 5.08 or 5.11.

          "Most Recent Engineering Report" means as of any date of determination, until the first Engineering Report is delivered pursuant to Section 5.01(i), the Engineering Report dated December 31, 1986, as supplemented by a report heretofore delivered to the Lenders under a cover letter dated June 12, 1987 prepared by the Managing General Partner to take account of the Petro-Lewis Acquisition, and, thereafter, the most recent Engineering Report delivered pursuant to
Section 5.01(i), in each case as subsequently updated pursuant to
Section 5.01(i) or supplemented pursuant to Section 5.08 on or prior to such date of determination; PROVIDED that if the Borrower at any time acquires any additional Recognized Proved Reserves, it may cause a further supplement, prepared by an

Independent Petroleum Engineer, to the most recent Engineering Report delivered pursuant to Section 5.01(i) to be delivered to the Lenders, whereupon the "Most Recent Engineering Report" shall incorporate such supplement.

          "Note" means a Domestic Note or a Euro-Dollar Note or a Tranche B Note, and "Notes" means the Domestic Notes or the Euro-
Dollar Notes or the Tranche B Notes or all of them.

          "Notice of Borrowing" has the meaning set forth in Section
2.02.

          "Notice of Prepayment" and "Notice of Prospective
Prepayment" have the meanings set forth in Section 2.07(c).

          "Partnership Agreements" means the Agreement of Limited Partnership of Energy Partners dated as of January 14, 1986 among Santa Fe Pacific Exploration, as Managing General Partner, Santa Fe Energy, as Special General Partner, and Santa Fe Energy, as the organizational limited partner, and the Agreement of Limited Partnership of the Borrower dated as of January 14, 1986 among Santa Fe Pacific Exploration, as Managing General Partner, Santa Fe Energy, as Special General Partner and Energy Partners, as the Limited Partner, as such agreements may be amended from time to time in accordance with the provisions hereof.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Liens" means, with respect to any assets, Liens thereon consisting of:
          (i)  lessor's royalties, overriding royalties, and division
               orders and sales contracts covering    Hydrocarbons,
               reversionary interests and similar burdens, if the net cumulative effect of such burdens does not operate to reduce the net revenue interest of the Borrower in any Petroleum Property to less than such net revenue interest set forth in the Most Recent Engineering Report;

         (ii) any operator's liens or similar Liens arising in the ordinary course of the Borrower's oil and gas operations and securing obligations of the Borrower that are not past due;

        (iii) inchoate liens arising by operation of statutory law and liens for taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business;

          (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; conditions, covenants or other restrictions; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of such Petroleum Properties;

          (v) rights reserved to or vested in any municipality or governmental, tribal, statutory or public authority to control or regulate any of the Petroleum Properties in any manner, and all applicable laws, rules, and orders of governmental or tribal authority; and

          (vi) all other Liens arising in the ordinary course of the Borrower's business or incidental to the ownership of its properties;

PROVIDED that such Liens (x) do not secure Debt, (y) do not in the aggregate materially detract from the value of the properties of the Borrower or materially impair the use thereof in the operation of the business of the Borrower and (z) in the aggregate are not disadvantageous in any material respect to the Lenders.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Petroleum Properties" means, at any time, all Recognized Proved Reserves which are (i) owned by the Borrower at such time free and clear of any Lien (other than Liens permitted by Section 5.10) and
(ii) covered in the Most Recent Engineering Report.

          "Petro-Lewis Acquisition" means the acquisition of Petroleum Properties by the Borrower from Petro-Lewis Corporation and its affiliates in April 1987.

          "Plan" means (i) for so long as the Controlled Group includes Santa Fe Southern Pacific and Santa Fe Natural Resources, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained by Santa Fe Southern Pacific or any of its Material Subsidiaries for salaried employees of Santa Fe Southern Pacific or any of its Material Subsidiaries, and (ii) at any other time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (X) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (y) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Pre-G&A Cash Flow" means, for any fiscal year (or portion thereof), (a) an amount (or, with respect to any portion of a fiscal year, a proportional amount corresponding to such portion of such fiscal year) of projected gross revenues from the sale of Hydrocarbons produced from Recognized Proved Reserves to be received, subject to no entitlement of any other Person but including appropriate adjustments for over- and under-produced status, by the Borrower during such fiscal year as set forth in the Most Recent Engineering Report, LESS
(b) an amount (or, with respect to any portion of a fiscal year, a proportional amount corresponding to such portion of such fiscal year) of projected royalties and wind-fall profit, production, ad valorem, severance, income and all other taxes, operating and capital expenditures required to be incurred during such fiscal year in order to generate such gross revenues (but not including general and administrative expenses or principal and interest payable with respect to Debt) as set forth in the Most Recent Engineering Report.

          "Prepayment" has the meaning set forth in Section 2.07(c).

          "Prime Loan" means a Tranche A Loan to be made as a Prime Loan pursuant to the applicable Notice of Borrowing or Article VIII.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

          "Pro Rata Share" has the meaning set forth in Section
5.08(d).

          "Prospective Prepayment" has the meaning set forth in
Section 2.07(c).

          "Recognized Proved Reserves" means reserves of Hydrocarbons which are estimated to be recoverable with reasonable certainty and are consistent with the "Definitions for Oil and Gas Reserves" as published by the Society of Petroleum Engineers of AIME, PROVIDED that
(i) the estimates are made by an Independent Petroleum Engineer, (ii) the estimates are made on the basis of (a) the Approved Assumptions and (b) actual production or an actual flow test, (iii) the reserves are located onshore or offshore the United States or Canada and shall otherwise be acceptable to the Required Lenders, and (iv) no more than 10% (in Relative Value) of Recognized Proved Reserves included at any time in the Most Recent Engineering Report shall consist of proved reserves which are not developed. Reserves in reservoirs penetrated by wells but currently not being produced are classified as "developed" only if (X) the Independent Petroleum Engineer has determined that such reserves can be recovered through the existing wells requiring no more than simple workover operation and (y) an actual flow test of the formation in an offset well or a conclusive flow test of the same well shall have been conducted and, using the Approved Assumptions, shall support the economic producibility of such reserves.

          "Reduction Date" means each March 31, June 30, September 30 and December 31, from and including March 31, 1990 to and including December 31, 1997.

          "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

          "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by any Lender.

          "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Relative Value" of any selected Petroleum Properties (or Recognized Proved Reserves) in relation to a group of Petroleum Properties (or Recognized Proved Reserves) means as of any date of determination the number, stated as a percentage, obtained by dividing
(i) the net present value (using the discount rate used in valuing reserves for purposes of Energy Partners' most recent annual report on Form 10-K filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934) of Pre-G&A Cash Flow attributable to such selected Petroleum Properties (or Recognized Proved Reserves) by
(ii) the net present value (using the same discount rate) of Pre-G&A Cash Flow attributable to such group of Petroleum Properties (or Recognized Proved Reserves), in each case based on the Most Recent Engineering Report for the period of twenty fiscal years commencing with the fiscal year in which the date of determination occurs.

          "Required Lenders" means at any time prior to the first Borrowing, Lenders having at least 66 2/3% of the aggregate amount of the Commitments and thereafter, Lenders holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

          "Restricted Payment" means (i) any distribution on account of any partnership interest in the Borrower (whether in the form of cash, securities or other property and whether on account of income, capital or otherwise), (ii) any payment by the Borrower on account of the purchase, redemption, retirement or acquisition of any partnership interest (or any right to acquire any partnership interest) in the Borrower or (iii) any payment which represents an Investment in any Affiliate; PROVIDED that any payments by the Borrower, in accordance with its normal practice as of the date of this Agreement, of windfall profit taxes on behalf of Persons holding partnership interests in the Borrower or Energy Partners shall not be considered Restricted Payments; and PROVIDED FURTHER that balances that may be outstanding and payable by Energy Partners or by either of the General Partners to the Borrower arising in the course of the Borrower's normal cash management operations which provide for settlement on a monthly basis shall not constitute Restricted Payments. For purposes hereof "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan or otherwise.

          "Rollover" means (i) any Refunding Borrowing and (ii) any similar reborrowing from a lender of a loan which is prepaid, or by its terms is due, to such lender on the date of such reborrowing if the instrument or agreement governing such Debt specifically contemplates the periodic prepayment or repayment and simultaneous reborrowing of such loan.

          "Santa Fe Energy" means Santa Fe Energy Company, a Texas corporation.

          "Santa Fe Pacific Exploration" means Santa Fe Pacific
Exploration Company, a Delaware corporation.

          "Santa Fe Natural Resources" means Santa Fe Natural
Resources, Inc., a Delaware corporation, and its successors.

          "Santa Fe Southern Pacific" means Santa Fe Southern Pacific Corporation, a Delaware corporation, and its successors.

          "SFNR Undertaking" means a letter of Santa Fe Natural
Resources to the Lenders substantially in the form of Exhibit F hereto.
          "Special General Partner" means the special general partner of the Borrower or, if so specified, of Energy Partners.

          "Subordinated Debt" means Debt of the Borrower no principal of which is payable on a mandatory or optional basis so long as any of the Loans remain outstanding and which is evidenced by an instrument containing subordination provisions substantially in the form of Exhibit H hereto.

          "Subsidiary" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; PROVIDED that "Subsidiary", with respect to the Borrower, shall not refer to any joint venture to which the Borrower is a party entered into in the ordinary course of the Borrower's investment in oil and gas interests, properties or prospects, even if such joint venture constitutes a partnership for tax purposes.

          "Tranche A" means, (i) with respect to a Lender, a Lender whose Commitment is indicated on the signature pages hereof to be a Tranche A Commitment, (ii) with respect to a

Commitment, means the Commitment of a Tranche A Lender, and (iii) with respect to a Loan, a Loan made by a Tranche A Lender.

          "Tranche B" means, (i) with respect to a Lender, a Lender whose Commitment is indicated on the signature pages hereof to be a Tranche B Commitment, (ii) with respect to a Commitment, means the Commitment of a Tranche B Lender, (iii) with respect to a Loan, a Loan made by a Tranche B Lender and (iv) with respect to a Note, a promissory note of the Borrower, substantially in the form of Exhibit
C hereto, evidencing the obligation of the Borrower to repay a Tranche B Loan.

          "Triggering Event" means the first to occur of:

          (i) that point in time when Santa Fe Energy and its Affiliates first beneficially own, directly or indirectly, less than an aggregate of 50% of all limited partnership units of Energy Partners (the "Units") then outstanding, excluding any outstanding Units which Energy Partners may have issued (other than to Santa Fe Energy or any of its Affiliates) to acquire oil and gas properties, oil or gas exploration, development, production, treatment, processing, transportation or marketing assets, or corporations, partnerships or other business entities engaged predominantly in the oil and gas business; or

        (ii) the execution and delivery by Santa Fe Energy or an Affiliate of Santa Fe Energy of a definitive agreement to sell, or a determination by Santa Fe Energy or an Affiliate of Santa Fe Energy to distribute, Units which, if sold or distributed, would result in, or the occurrence of any other event that within 90 days after the occurrence thereof would result in, Santa Fe Energy and its Affiliates beneficially owning, directly or indirectly, less than an aggregate of 50% of all units then outstanding, excluding any outstanding
               Units which Energy Partners may have issued (other than to Santa Fe Energy or any of its Affiliates) to acquire oil and gas properties, oil or gas exploration, development, production, treatment, processing, transportation or marketing assets, or corporations, partnerships or other business engaged predominantly in the oil and gas business; or

        (iii) the distribution by Santa Fe Energy or an Affiliate of Santa Fe Energy of securities convertible into, or rights or warrants to acquire Units which, if fully converted or exercised, would reduce the interest of Santa Fe Energy and its Affiliates to less than an aggregate of 50% of all Units then outstanding, excluding any outstanding units which Energy Partners may have issued (other than to Santa Fe Energy or any of its Affiliates) to acquire oil and gas properties, oil or gas exploration, development, production, treatment, processing, transportation or marketing assets, or corporations, partnerships or other business entities engaged predominantly in the oil and gas business; PROVIDED that if such securities, rights or warrants are redeemable by Santa Fe Energy or an Affiliate of Santa Fe Energy immediately following their distribution, a "Triggering Event" shall not be deemed to have occurred unless and until such securities, rights or warrants are no longer so redeemable.

For purposes of this definition, "Affiliate" of Santa Fe Energy means any person, entity or group (x) owning 10% or more of the securities of Santa Fe Energy entitled to vote for the election of directors, or
(y) controlling, controlled by or under common control with Santa Fe
Energy.

          "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

          "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

          SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the independent public accountants for Energy Partners) with the most recent audited financial statements of Energy Partners delivered to the Lenders.

                              ARTICLE II

                                CREDITS


          SECTION 2.01.  COMMITMENTS TO LEND.

          (a) THE FIRST BORROWING. Each Lender severally agrees to lend to the Borrower at one time on or prior to August 31, 1987, on the terms and conditions set forth in this Agreement, an amount equal to such Lender's Commitment. Such Loan by each Lender shall be made as part of the first Borrowing hereunder, which shall be made from the several Lenders ratably in proportion to their respective Commitments.

          (b) SUBSEQUENT BORROWINGS. Each Tranche A Lender severally agrees on the terms and conditions set forth in this Agreement, to make one or more new Tranche A Loans to the Borrower upon any repayment of outstanding Tranche A Loans pursuant to Section 2.04; PROVIDED that the principal amount of such Lender's new Loans shall not exceed the principal amount of its outstanding Loans being repaid; and PROVIDED FURTHER that the principal amount of such Lender's outstanding Loans shall at no time exceed its Commitment. The Borrower agrees that it shall, unless it has theretofore given a Notice of Prepayment in accordance with Section 2.07(c), give a Notice of Borrowing providing for a Borrowing of Tranche A Loans to occur on the last day of each Interest Period so that, after giving effect thereto, the aggregate amount of Tranche A Loans outstanding on such day equals the aggregate Tranche A Commitments on such day, after giving effect to any reduction of Tranche A Commitments on such day pursuant to Section 2.06(c). Each Borrowing under this subsection (b) shall be in an amount equal to $5,000,000 or any larger multiple of $1,000,000 (or if less, the aggregate amount of the Tranche A Commitments) and shall be made from the several Tranche A Lenders ratably in proportion to their respective Tranche A Commitments.
There shall not at any time be more than four Tranche A Loans outstanding from each Tranche A Lender, in addition to any Loan made by such Lender under Section 2.12. Amounts required to be repaid pursuant to Section 2.06(d) shall not be reborrowed, and amounts repaid pursuant to Section 8.02 shall be reborrowed only as provided therein; the making by any Lender of a Loan pursuant to Section 2.12 and the making by any such Lender of subsequent Tranche A Loans pursuant to its new or increased Commitment shall not be deemed a reborrowing of amounts repaid hereunder.

          SECTION 2.02. METHOD OF BORROWING. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing") at least three Euro-Dollar Business Days before the first Borrowing and, thereafter, not later than 10:00 A.M. (New York City time) on the date of each Prime Borrowing, at least two Domestic Business Days before each CD Borrowing and at least three Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Euro-Dollar Business Day in the case of the first Borrowing, and, thereafter, shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii) the aggregate amount of such Borrowing,

         (iii) whether the Tranche A Loans included in such Borrowing are to be CD Loans, Prime Loans or Euro-
               Dollar Loans, and

         (iv)  in the case of a Fixed Rate Borrowing, the    duration
               of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Tranche A Lender (and, in the case of the first Borrowing only, each Tranche B Lender) of the contents thereof and of such Lender's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (c) Not later than 11:00 A.M. (New York City time) on the date of each Borrowing, each Tranche A Lender (and, in the case of the first Borrowing only, each Tranche B Lender) shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to
Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

          (d) If any Tranche A Lender makes one or more new Loans hereunder on a day on which the Borrower is to repay all or any part of any outstanding Loans from such Tranche A Lender, such Tranche A Lender shall apply the proceeds of its new Loans to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in
Section 2.08, as the case may be.

          SECTION 2.03. NOTES. (a) The Domestic Loans of each Tranche A Lender shall be evidenced by a single Domestic Note payable to the order of such Lender for the account of its Domestic Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's Domestic Loans.

          (b) The Euro-Dollar Loans of each Tranche A Lender shall be evidenced by a single Euro-Dollar Note payable to the order of such Lender for the account of its Euro-Dollar Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's
Euro-Dollar Loans.

          (c) Each Tranche A Lender may, by notice to the Borrower and the Agent (to be given not later than two Domestic Business Days prior to the first Borrowing) request that its Prime Loans and CD Loans be evidenced by separate Domestic Notes payable to the order of such Lender for the account of its Domestic Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's Prime Loans and CD Loans, respectively. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely. Prime Loans or CD Loans, as the case may be. Each reference in this Agreement to the "Notes" or "Domestic Note" of such Lender shall be deemed to refer to and include either or both of such Notes, as the context may require.

          (d) The Loan of each Tranche B Lender shall be evidenced by a single Tranche B Note payable to such Tranche B Lender in an amount equal to the aggregate unpaid principal amount of such Lender's Loan.

          (e) Upon receipt of each Lender's Notes pursuant to Section 3.01(d) or 2.12, the Agent shall mail such Notes to such Lender. Each Tranche A Lender shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto; PROVIDED that the failure of any Tranche A Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Tranche A Lender is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.04. MATURITY OF LOANS. (a) Each Tranche A Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest
Period applicable to such Tranche A Loan.

          (b) The principal amount of each Tranche B Loan shall be due in installments on the Reduction Dates to and including December 31, 1997 in the following amounts: (i) on each Reduction Date from and including March 31, 1990 to and including December 31, 1991, an amount equal to 4.44% of the original amount of such Tranche B Loan shall be due, (ii) on each Reduction Date from and including March 31, 1992 to and including December 31, 1992, an amount equal to 3.89% of the original amount of such Tranche B Loan shall be due, (iii) on each Reduction Date from and including March 31, 1993 to and including December 31, 1993, an amount equal to 3.33% of the original amount of such Tranche B Loan shall be due, (iv) on each Reduction Date from and including March 31, 1994 to and including September 30, 1997, an amount equal to 2.22% of the original amount of such Tranche B Loan shall be due and (v) on December 31, 1997, an amount equal to 2.3% of the original amount of such Tranche B Loan shall be due; PROVIDED that
(x) the principal amount of any Tranche B Loan made pursuant to
Section 2.12 shall be due in installments on the remaining Reduction Dates and the amount of such installments with respect to such Loan shall be the same, as a percentage of the then outstanding amount of such Loan, as the amount of the installments due on such Reduction Dates with respect to the original Tranche B Loans, as a percentage of the then outstanding amount of such original Loans, (y) in the case of any prepayment of a Tranche B Loan pursuant to Section 2.07(c)(ii)(x) or (c)(iii)(x), the remaining installments payable with respect to such Tranche B Loan shall be reduced as the Borrower shall direct by notice in writing to the Agent (which notice shall be irrevocable once given) on or prior to the date of such prepayment and (z) the amounts of the remaining installments may be adjusted from time to time as contemplated by Section 5.08(a).

SECTION 2.05. INTEREST RATES. (a) Each Prime Loan shall, subject to the provisions of subsection (h) below, bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Prime Rate for such day. Any overdue principal of and, to the extent permitted by law, overdue interest on any Prime Loan shall, subject to the provisions of subsection (h) below, bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Prime Rate for such day.

          (b) Each CD Loan shall, subject to the provisions of subsection (h) below, bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the applicable Fixed CD Rate; PROVIDED that if any CD Loan or any portion thereof shall, as a result of clause (2)(b)(i) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Prime Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any CD Loan shall, subject to the provisions of subsection (h) below, bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the Fixed CD Rate applicable to such Loan and (ii) the Prime Rate for such day.

          The "Fixed CD Rate" applicable to any CD Loan for any
Interest Period means a rate per annum equal to the sum of 5/8 of 1% plus the applicable Adjusted CD Rate.

          The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                   {    CDBR    } *
        ACDR   =   { ---------- } + AR
                   { 1.00 - DRP }

        ACDR   =   Adjusted CD Rate
        CDBR   =   CD Base Rate                    1931
         DRP   =   Domestic Reserve Percentage
          AR   =   Assessment Rate

       ______________
       * The amount in brackets being rounded upwards, if necessary, to the next higher of 1/100 of 1%.

          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the unpaid principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Fixed CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any Interest Period the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) actually incurred by Morgan Guaranty Trust Company of New York to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of Morgan Guaranty Trust Company of New York in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

          (c) Each Euro-Dollar Loan shall, subject to the provisions of subsection (h) below, bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of 1/2 of 1% plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London inter-bank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply (or, if applicable, the principal amount of the Loan to be made pursuant to Section 2.12) and for a period of time comparable to such Interest Period.

          (d) Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall, subject to the provisions of subsection (h) below, bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1 1/2% plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may elect) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Prime Loans for such day).

          (e) Each Tranche B Loan shall, subject to the provisions of subsection (h) below, bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at 9.63% per annum, except that any Tranche B Loan made pursuant to Section 2.12 shall bear interest on the outstanding principal amount thereof at the rate set forth on the addendum hereto and in the Note relating to such Loan. Any overdue principal of, premium (if any) under Section 2.07 or 6.04, and, to the extent permitted by law, overdue interest on any Tranche B Loan shall, subject to the provisions of subsection (h) below, bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate specified in the previous sentence. Such interest shall be payable in arrears on each March 31, June 30, September 30 and December 31, commencing September 30, 1987.

          (f) The Agent shall determine each interest rate applicable to the Tranche A Loans hereunder. The Agent shall give prompt notice to the Borrower and the Tranche A Lenders by telex or telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          (h) Notwithstanding the foregoing provisions, the APPLICABLE RATE OF INTEREST per annum on each Loan outstanding shall be, for each day, if the aggregate ownership by Santa Fe Southern Pacific AND its WHOLLY-OWNED Subsidiaries of limited partnership interests in Energy Partners, as a percentage of the total outstanding limited partnership interests in Energy Partners, on such day is (i) less than 50% but greater than or equal to 25%, increased by 1/8 of 1% per annum, (ii) less than 25% but greater than or equal to 10%, increased by 1/4 of 1% per annum, or (iii) LESS THAN 10%, INCREASED BY 1/2 OF 1% PER ANNUM.

          SECTION 2.06. MANDATORY TERMINATION OR REDUCTION OF TRANCHE A COMMITMENTS. (a) The Tranche A Commitments shall terminate on December 31, 1997, and any Tranche A Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          (b) On any date after the date of the first Borrowing on which the Commitment of any Tranche A Lender shall be greater than the principal amount of the Loan of such Tranche A Lender outstanding on such date (after giving effect to any repayment, prepayment and borrowing on such date), the Commitment of such Lender shall be automatically reduced to an amount equal to such outstanding principal amount.

          (c) The aggregate Tranche A Commitments shall be further reduced (and the Commitment of each Tranche A Lender shall be correspondingly reduced on a pro rata basis), on each Reduction Date in each year as follows:

                                  REDUCTION ON EACH
        YEAR                       REDUCTION DATE

        1990                        $1,377,777.78
        1991                        $1,377,777.78
        1992                        $1,205,555.56
        1993                        $1,033,333.33
        1994                        $  688,888.89
        1995                        $  688,888.89
        1996                        $  688,888.89
        1997                        $  688,888.88

PROVIDED that (i) any reduction of the Commitments pursuant to subsection (b) shall reduce the amount of subsequent mandatory reductions of Commitments pursuant to this subsection (c) as directed by the Borrower in a notice (which shall be irrevocable once given) to the Agent on or prior to the date of such reduction of the Commitments pursuant to subsection (b); (ii) if any Tranche A Loan is made pursuant to Section 2.12, the amount of each of the remaining reductions of Commitments pursuant to this subsection (c) shall be ratably increased in proportion to the increase in the aggregate Tranche A Commitments hereunder; and (iii) the schedule of mandatory reductions of Commitments pursuant to this subsection (c) may be adjusted from time to time as contemplated by Section 5.08(a)

          (d) On each Reduction Date, the Borrower shall repay such principal amount (together with accrued interest thereon) of each Tranche A Lender's outstanding Loan, if any, as may be necessary so that after such repayment, the unpaid principal amount of such Lender's Loan does not exceed the amount of such Lender's Commitment as then reduced.

          SECTION 2.07. PREPAYMENTS. (a) The Borrower may, subject to the provisions of subsection (c) below, prepay any Prime Borrowing in whole at any time, or from time to time in part.

          (b) Except as provided in Section 8.02 the Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

          (c) (i) If (x) the Borrower determines to reduce the aggregate principal amount of Loans outstanding hereunder and such reduction is not called for by the provisions of Section 2.04(b) and
Section 2.06(c) and (d) (any such reduction herein referred to as a "Prepayment"), or (y) the Borrower determines to increase, on a prospective basis pursuant to Section 5.08(a), the amount of scheduled reductions on a Reduction Date of the aggregate principal amount of Loans outstanding hereunder called for by the provisions of Section 2.04(b) and Section 2.06(c) and (d) (any such increase in such scheduled reduction for such Reduction Date herein referred to as a "Prospective Prepayment"), then, it shall give the Agent notice (a "Notice of Prepayment" or "Notice of Prospective Prepayment") of such determination not less than 15 days prior to the date on which it wishes to (i) make such Prepayment or (ii) adjust the amounts of the installments to be due under Section 2.04(b) and the amounts of the reductions in Commitments under Section 2.06(c) to give effect to such Prospective Prepayment. Such date shall, in the case of a Prepayment, be a Domestic Business Day, and, if the Tranche A Loans then outstanding are Fixed Rate Loans, the last day of the then current Interest Period (other than an Interest Period provided for in clause
(l)(c)(i) or (2)(b)(i) of the definition of "Interest Period"). Each Prepayment shall be of an amount equal to (x) $5,000,000 or a larger multiple of $1,000,000, (y) such amount as will effect the restoration of the Coverage Ratios to their required levels under Section 5.08, or
(z) the aggregate principal amount of Loans outstanding. Each Prospective Prepayment under this Section shall be in such amount as will, when taken together with other related adjustments being made to the scheduled reductions of Loans outstanding hereunder, restore the Annual Coverage Ratio to its required level under Section 5.08(a). Each Notice of Prepayment and Notice of Prospective Prepayment shall specify how the amount of such Prepayment or Prospective Prepayment is to be allocated, on an aggregate basis for both Tranche A and Tranche B Loans, to the remaining scheduled reductions in the Loans under
Section 2.04(b) and Section 2.06(c) and (d).

             (ii) Unless the aggregate amount of all prior Prepayments and Prospective Prepayments as to which notice has been given under this Section exceeds $20,000,000, each Tranche B Lender shall, not less than 7 days after the date of a Notice of Prepayment or Notice of Prospective Prepayment, as relevant, advise the Agent whether it wishes to be included in the portion of such Prepayment or Prospective Prepayment which, together with all such prior Prepayments and Prospective Prepayments, does not exceed $20,000,000. Based on such notices given to the Agent, which the Agent shall forward to the Borrower, the Borrower shall:

          (x) in the case of a Prepayment, prepay on the date specified in the Notice of Prepayment the Tranche B Loans of the Tranche B Lenders, if any, participating in such Prepayment and prepay the Prime Loans on such date or give a Notice of Borrowing with respect to a reborrowing of the Tranche A Loans due on such date such that the portion of such Prepayment which, together with all such prior Prepayments and Prospective Prepayments, does not exceed $20,000,000 shall, after giving effect to any repayment, prepayment and reborrowing of Loans on such day, assuming the conditions precedent set forth in Section 3.02 are met on such day, have been applied pro rata (based on the then outstanding amounts of the Loans) to the Loans of the Tranche B Lenders, if any, participating in such Prepayment and the Tranche A Lenders; or

          (y) in the case of a Prospective Prepayment, the Agent shall make such changes in the amounts of the scheduled installments due on the Tranche B Loans under Section 2.04(b) and the reductions of the Commitments under Section 2.06(c) scheduled to occur on the relevant Reduction Date, such that, after giving effect to any repayment, prepayment and reborrowing of Loans on such day, assuming the conditions precedent set forth in Section
     3.02 are met on such day, the portion of such Prospective Prepayment which, together with all such prior Prepayments and Prospective Prepayments, does not exceed $20,000,000, shall have been applied pro rata (based on the then outstanding amounts of the Loans) to the Loans of the Tranche B Lenders, if any, participating in such Prospective Prepayment and the Tranche A Lenders.

            (iii) In the case of any Prepayment or Prospective Prepayment, or a portion thereof, which, together with all prior Prepayments and Prospective Prepayments as to which notice has been given under this Section, exceeds $20,000,000, the Borrower shall:

          (x) in the case of a Prepayment, prepay on the date specified in the Notice of Prepayment the Tranche B Loans of the Tranche B Lenders and prepay the Prime Loans on such date or give a Notice of Borrowing with respect to a reborrowing of the Tranche A Loans due on such date such that the portion of such Prepayment which, together with all such prior Prepayments and Prospective Prepayments, exceeds $20,000,000 shall, after giving effect to any repayment, prepayment and reborrowing of Loans on such day, assuming the conditions precedent set forth in Section
     3.02 are met on such day, have been applied pro rata (based on the then outstanding amounts of the Loans) to all of the Loans of the Lenders; or

          (y) in the case of a Prospective Prepayment, the Agent shall make such changes in the amounts of the scheduled installments due on the Tranche B Loans under Section 2.04(b) and the reductions of the Commitments under Section 2.06(c) scheduled to occur on the relevant Reduction Date, such that, after giving effect to any repayment, prepayment and reborrowing of Loans on such day, assuming the conditions precedent set forth in Section
     3.02 are met on such day, the portion of such Prospective Prepayment which, together with all such prior Prepayments and Prospective Prepayments, exceeds $20,000,000, shall have been applied pro rata (based on the then outstanding amounts of the Loans) to all of the Loans of the Lenders.

          (d) Upon receipt of a Notice of Prepayment or Notice of Prospective Prepayment pursuant to this Section, the Agent shall promptly notify each Lender of the contents thereof, and such notice shall not thereafter be revocable by the Borrower. The Agent shall promptly advise each Lender of the portion of any Prepayment or Prospective Prepayment which is applicable to its Loan determined in accordance with subsection (c) above and shall also advise such Lender of the corresponding adjustments in the remaining scheduled reductions of such Loan under Section 2.04(b) or Section 2.06(c) and (d) as relevant. With respect to any prepayment of a

Tranche B Loan made as part of a Prepayment or as to the portion of any installment of a Tranche B Loan which is attributable to a Prospective Prepayment, the amount of each scheduled installment of such Loan which would have been required to be paid on a subsequent Reduction Date but for such Prepayment or Prospective Prepayment shall be for purposes of this Section 2.07 referred to as an "Eliminated Payment"; PROVIDED that the "Eliminated Payments" associated with any prepayment of a Tranche B Loan shall also include the reductions (if any) in Eliminated Payments occurring under subsection (e)(iii) below as a consequence of such prepayment.

          (e) (i) Any prepayment of Prime Loans or Tranche B Loans under subsection (c)(ii)(x) or subsection (c)(iii)(x) above shall be effected by payment by the Borrower to the Agent for the accounts of the relevant Lenders of the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and, in the case of the portion of any Tranche B Loans prepaid pursuant to subsection (c)(iii)(x) above, an amount equal to the excess, if any, of (x) the net present value, at the time of such prepayment, of all future scheduled payments of principal and interest with respect to the corresponding Eliminated Payments, calculated as if such prepayment were not being made and using a discount rate equal to the yield, which shall be imputed by linear interpolation from the yields (as most recently published in Federal Reserve Statistical Release
H.15 (519) or any successor publication thereto) of those United States Treasury notes which have maturities as close as practicable to the remaining weighted average life of such Eliminated Payments; OVER
(y) the amount of such prepayment.

         (ii) If any portion of an installment of any Tranche B Loan due on a Reduction Date pursuant to Section 2.04(b) is payable due to a Prospective Prepayment (or portion thereof) described in subsection
(c)(iii)(y) above, the Borrower shall also pay to the Agent for the account of the relevant Tranche B Lender an amount equal to the excess, if any, of (x) the net present value, at the time of such payment, of all future scheduled payments of principal and interest with respect to the corresponding Eliminated Payments, calculated as if such Prospective Prepayment (or portion thereof) had not occurred and using a discount rate equal to the yield, which shall be imputed by linear interpolation from the yields (as most recently published in Federal Reserve Statistical Release H.15 (519) or any successor publication thereto) of those United States Treasury notes which have maturities as close as practicable to the remaining weighted average life of such

Eliminated Payments; OVER (y) such portion of such installment.

        (iii) For purposes hereof, any reduction of a scheduled installment of a Tranche B Loan under Section 2.04 attributable to a prepayment of such Tranche B Loan under subsection (c)(iii)(x) shall be applied at the time of such prepayment first to reduce the portion, if any, of such installment which is then attributable to Prospective Prepayments described in subsection (c)(iii)(y) above and shall also reduce (on a pro rata basis, if there is more than one such Eliminated Payment) the corresponding Eliminated Payments associated with such portion of such installment.

          SECTION 2.08. GENERAL PROVISIONS AS TO PAYMENTS. The Borrower shall make each payment of principal of, and interest on, the Loans hereunder not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will wire transfer to each Lender, in accordance with the most recent wire transfer instructions previously delivered by such Lender to the Agent, the amount of each such payment received by the Agent for the account of such Lender. If such payment is received by the Agent at or before 11:00 A.M. (New York City time) on any date, such wire transfer shall be made by the Agent on such date. If such payment is received after 11:00 A.M. (New York City time), such wire transfer shall be made by the Agent on the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Domestic Loans or the Tranche B Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          SECTION 2.09. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to

Section 2.05(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Lender in accordance with
Section 2.02(b) or fails to borrow Loans to be advanced under Section 2.12, the Borrower shall reimburse each Lender on demand for any resulting loss or expense incurred by it (or by any existing or prospective participant in the related Loan), including (without limitation) any loss incurred in liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, PROVIDED that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.10. COMPUTATION OF INTEREST AND FEES. Interest on Domestic Loans based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Domestic Loans based on the Adjusted CD Rate and interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period or period fixed pursuant to
Section 2.05(d) from and including the first day thereof to but excluding the last day thereof. Interest on Tranche B Loans shall be computed on the basis of a year of 360 days, consisting of 12 months of 30 days each.

          SECTION 2.11. REGULATION D COMPENSATION. Each Tranche A Lender may require the Borrower to pay, contemporaneously with each payment of interest on the Tranche A Loans, additional interest on the Euro-Dollar Loans of such Tranche A Lender at a rate per annum equal to the excess of (i)(A) the applicable London Interbank Offered Rate divided by (B) one MINUS the Euro-Dollar Reserve Percentage over (ii) the rate specified in clause (i)(A). Any Tranche A Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Tranche A Lender shall be payable to such Tranche A Lender at the place indicated in such notice with respect to each Interest Period commencing at least five Domestic Business Days after the giving of such notice and (y) shall notify the Borrower at least five Domestic Business Days prior to each date on which interest is payable on the Tranche A Loans of the amount then due it under this Section.

          SECTION 2.12.  INCREASE OF AGGREGATE LOANS. (a) The
aggregate Commitments and Loans hereunder may from time to time after the first Borrowing be increased by the addition of a new Lender and its commitment to this facility or by increasing the Commitment of any existing Lender under this facility, in the manner described in this Section.

          (b) At any time that the Borrower desires to increase the aggregate Commitments and Loans hereunder, it shall give notice thereof to the Agent, and shall specify whether it wishes such Commitments and Loans to be Tranche A Commitments and Loans or
Tranche B Commitments and Loans or some combination thereof. In the case of any proposed increase in Tranche B Commitments and Loans hereunder, the Borrower shall, in such notice, state the interest rate per annum at which such Loans shall be made. The Agent shall promptly advise the Lenders of any such notice it receives from the Borrower. With respect to any proposed increase in Tranche A Commitments and Loans hereunder, each existing Tranche A Lender shall, within ten Domestic Business Days, advise the Agent as to whether it is willing to provide its share of such increase pro rata in proportion to the existing Commitments of the Tranche A Lenders. With respect to any proposed increase in Tranche B Commitments and Loans hereunder, each existing Tranche B Lender shall, within ten Domestic Business Days, advise the Agent as to whether it is willing to provide its share of such increase pro rata in proportion to the existing Commitments of the Tranche B Lenders. If any existing Tranche A or Tranche B Lenders hereunder are not willing to provide the full amounts of their shares of any such increase in the Commitments and Loans hereunder, the resulting shortfall shall be allocated among the remaining Tranche A or Tranche B Lenders, as relevant, as determined by the Borrower and the Agent, or the Borrower may designate one or more new Lenders, satisfactory to the Agent, to provide one or more new Commitments and Loans hereunder in the amount of such shortfall, and, in the case of Tranche B Loans, at the rate of interest per annum specified in the notice of the Borrower to the Agent described above.

          (e) The increase in existing Commitments or the addition of Commitments of new Lenders hereunder shall be effected by execution of an addendum to this Agreement as provided in Section 9.05. Simultaneously with the execution of such an addendum, the Borrower shall execute and deliver to the Agent a Euro-Dollar Note and a Domestic Note for each Lender that is a new Tranche A Lender, or a Tranche B Note for each Lender that is a Tranche B Lender making a new Loan under this Section, in each case dated the date of such addendum, and shall, in any case, execute and deliver such documents as the Agent may reasonably request relating to the authorization for and validity of such addendum and, if relevant, such new Note or Notes. If the Borrower shall have provided security under Section
5.08 or 5.11, the documents relating to such security shall be amended as necessary or advisable to take account of the increased Commitments and Loans hereunder.

          (d) The Lender executing such addendum shall, not later than 11:00 A.M. (New York City time) on the date specified in such addendum, advance a Loan to the Borrower in an amount equal to, in the case of a new Lender, its Commitment, or, in the case of an existing Lender, the increase in its Commitment by making such amount available, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section
9.01. If such Loan is a Tranche A Loan, it shall be of the same type (Prime, CD or Euro-Dollar) as the then-outstanding Tranche A Loans and the Interest Period for such Tranche A Loan shall commence on such date and end on the last day of the then current Interest Period for the then-outstanding Tranche A Loans. Such Tranche A Loan shall mature, and the principal amount thereof be due and payable, on the last day of the Interest Period applicable thereto. If such Loan is a Tranche B Loan, the principal thereof shall be payable and interest thereon shall accrue and be payable as provided in Sections 2.04(b) and 2.05(e).

          (e) The borrowing of any Loan by the Borrower under this Section shall constitute a representation and warranty by the Borrower to all of the Lenders that:

          (i) immediately after such borrowing, no Default shall have occurred and be continuing; and

          (ii) the fact that the representations and warranties of the Borrower contained in this Agreement (except the representation and warranty set forth in Section 4.04(d) as to any material adverse change which has theretofore been disclosed in writing by the Borrower to the Lenders) are true on and as of the date of such borrowing.

                              ARTICLE III

                       CONDITIONS TO BORROWINGS


          SECTION 3.01.  FIRST BORROWING.  The obligation of each
Lender to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the following conditions:

          (a) receipt by the Agent of notice of such Borrowing as required by Section 2.02;

          (b) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing;

          (c) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing;

          (d) receipt by the Agent for the account of each Lender of a duly executed Note or Notes, each dated on or before the date of such Borrowing, complying with the provisions of Section 2.03;

          (e) receipt by the Agent of opinions of counsel acceptable to it or policies of title insurance acceptable to it covering not less than 85% (in Relative Value) of the Petroleum Properties acquired by the Borrower pursuant to the Petro-Lewis Acquisition;

          (f)  receipt by the Agent of the duly executed SFNR
     Undertaking dated the date of the first Borrowing;

          (g) receipt by the Agent of an opinion of Jeffrey R. Moreland, associate general counsel of Santa Fe Southern Pacific and counsel for the Borrower and its affiliates in connection herewith, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

          (h)  receipt by the Agent of an opinion of Davis Polk &
     Wardwell, special counsel for the

     Lenders and the Agent, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

          (i) receipt by the Agent of a certificate signed by the president or chief financial officer of the Managing General Partner of the Borrower, to the effect set forth in clauses (b) and (c) above and certifying as to the correctness of the Coverage Report delivered in connection with the first Borrowing pursuant to Section 5.01(i); and

          (j) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower and the Managing General Partner, the authority for and the validity of this Agreement, the Notes, the Mortgages and the SFNR Undertaking and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

The certificate and opinions referred to in clauses (g), (h) and (i) above shall be dated the date of the first Borrowing.

          SECTION 3.02. SUBSEQUENT BORROWINGS. The obligation of each Tranche A Lender to make a Loan on the occasion of each Borrowing subsequent to the first Borrowing is subject to the satisfaction of the following conditions:

          (a) receipt by the Agent of notice of such Borrowing as required by Section 2.02;
          (b) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing; and

          (c) the fact that the representations and warranties of the Borrower contained in this Agreement (except the representation and warranty set forth in Section 4.04(d) as to any material adverse change which has theretofore been disclosed in writing by the Borrower to the Lenders) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b) and (c) of this Section.

                              ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES

              The Borrower represents and warrants that:

     SECTION 4.01. EXISTENCE AND POWER. The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, including the Delaware Revised Uniform Limited Partnership Act, and in each other jurisdiction where the ownership of its properties or the conduct of its business requires it so to be, and has authority under said laws and its Partnership Agreement and all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     SECTION 4.02. PARTNERSHIP AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the Mortgages are within the Borrower's legal powers, have been duly authorized by all necessary legal action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for the recordation of the Mortgages and the filing of the related financing statements) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of either Partnership Agreement or of any other agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or Energy Partners or result in the creation or imposition of any Lien on any asset of the Borrower or Energy Partners (except as contemplated by Sections 5.08 and 5.11).

     SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower; the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower; and the Mortgages, when executed in accordance with this Agreement, will constitute valid and binding agreements of the Borrower.

     SECTION 4.04. FULL DISCLOSURE; FINANCIAL INFORMATION. (a) The information and other documents furnished by or on behalf of the Borrower or any of its Affiliates to the Lenders in connection with the transactions contemplated hereby do not and will not, as of the date thereof, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

     (b) The balance sheet of Energy Partners as of December 31, 1986 and the related statements of income, changes in financial position and changes in partners' capital for the fiscal year then ended, reported on by Price Waterhouse and set forth in the 1986 annual report on Form 10-K for Energy Partners, as filed with the Securities and Exchange Commission, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the financial position of Energy Partners as of such date and its results of operations and changes in financial position for such fiscal year.

     (c) The unaudited balance sheet of Energy Partners as of March 31, 1987 and the related unaudited statements of income, changes in financial position and changes in partners' capital for the three months then ended, set forth in the quarterly report of Energy Partners for the fiscal quarter ended March 31, 1987 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in paragraph (b) of this Section, the financial position of Energy Partners as of such date and its results of operations and changes in financial position for such three month period (subject to normal year-end adjustments).

     (d) Since December 31, 1986 there has been no material adverse change in the business, properties, financial position, results of operations or current operating environment of Energy Partners or of the Borrower.

     SECTION 4.05. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Affiliates before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the Borrower's ability to perform its obligations under this Agreement or which in any manner draws into question the validity of this Agreement, the Notes or the Mortgages.

     SECTION 4.06.  COMPLIANCE WITH ERISA.  (a)  Each ERISA
Obligor has fulfilled in all material respects its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and with respect to each Plan there is not outstanding any material liability currently payable (other than premium payments outstanding for 60 days or less) to the PBGC or a Plan under Title IV of ERISA.

     (b) As of the date of this Agreement, the sum, for all Excluded Plans, of (i) the present value of all benefits accrued under each Excluded Plan determined on a termination basis using the assumptions established by the PBGC as in effect on such date minus (ii) the assets of such Excluded Plan (excluding for these purposes any accrued but unpaid contributions) does not exceed $22,000,000.

     SECTION 4.07.  TAXES.

     (a) From and including the date of this Agreement to and including the date of the first Borrowing, the Borrower represents that neither the Borrower nor Energy Partners is an association taxable as a corporation within the meaning of the Code, and neither the income of the Borrower nor the income of Energy Partners is subject to Federal income tax at the partnership level under the Code.

     (b) The Borrower and Energy Partners have filed all United States Federal income tax information returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by either of them (other than such taxes as are being contested in good faith in appropriate proceedings). The charges, accruals and reserves on the books of the Borrower and on the books of Energy Partners in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

     SECTION 4.08. TITLE TO ASSETS. The Borrower has, to the best of its knowledge, valid and defensible title to the Petroleum Properties, subject to no Liens other than Liens permitted under Section 5.10, and the Borrower's net revenue interests in the various Petroleum Properties are as shown in the Most Recent Engineering Report. Except for instances which do not in the aggregate materially detract from the value of such leases or materially impair the use thereof in the operation of its business, the Borrower enjoys peaceful, lawful and undisturbed possession under all leases included in the Petroleum Properties and such leases are valid, subsisting, in full force and effect, and are not subject to any terms which are not usual and customary in similar transactions negotiated on an arms-length basis.

     SECTION 4.09. NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                               ARTICLE V

                               COVENANTS

     The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid:

     SECTION 5.01. INFORMATION. The Borrower will deliver to each of the Lenders:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of Energy Partners, a balance sheet of Energy Partners as of the end of such fiscal year and the related statements of income, changes in financial position and changes in partners' capital for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Price Waterhouse or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a balance sheet of Energy Partners as of the end of such quarter and the related statements of income, changes in financial position and changes in partners' capital for such quarter and for the portion of the fiscal year of Energy Partners ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year of Energy Partners, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or chief accounting officer of the Managing General Partner;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or chief accounting officer of the Managing General Partner (i) setting forth (x) the Coverage Ratios as of the date of such financial statements, and (y) if the Life-of-Reserves Coverage Ratio does not exceed 2.05, in reasonable detail the calculations required to establish the Coverage Ratios and
(ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Managing General Partner and the Borrower are taking or propose to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

     (e) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or chief accounting officer of the Managing General Partner setting forth the details thereof and the action which the Managing General Partner and the Borrower are taking or propose to take with respect thereto;

     (f) promptly upon the mailing thereof to the limited partners of Energy Partners generally, copies of all financial statements, reports (other than reports on Form K-1 under the Code and related schedules thereto) and proxy statements so mailed other than those provided or to be provided under subsection (a) or (b) above;

     (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Energy Partners shall have filed with the Securities and Exchange Commission other than those provided or to be provided under Subsection (a) or (b) above;

     (h) if and when any ERISA Obligor (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

     (i)(x) on or prior to April 1 of each year, an Engineering Report as of January 1 of such year; (y) unless the Required Lenders waive such requirement (consent to any request for such waiver not to be unreasonably denied), on or prior to September 15 of each year, an update of such Engineering Report as of July 1 of such year, prepared by the Borrower or an Independent Petroleum Engineer, which shall reflect (1) the acquisition of Recognized Proved Reserves covered in supplements, prepared by an Independent Petroleum Engineer, delivered to the Lenders since delivery of such Engineering Report, (2) six months' reduction in Recognized Proved Reserves (equal to one-half of such year's production as shown in the Engineering Report as of January 1 of such year), (3) any significant adverse developments in production or reserves since January 1 of such year, (4) changes in Approved Assumptions and (5) any disposition of Recognized Proved Reserves; but shall not otherwise, unless prepared by an Independent Petroleum Engineer, reflect any acquisition of Recognized Proved Reserves or any reassessment of the matters covered in such Engineering Report; and (z) on the date of, and giving effect to, the first Borrowing, and on or prior to May 1 and October 15 of each year, a Coverage Report as of the date of such Coverage Report;

     (j) forthwith upon the occurrence of any Triggering Event or of an event described in clause II of Section 5.11(a), or any change in the ownership of Energy Partners which results in a change in the applicable interest rates hereunder, a certificate of the Managing General Partner setting forth the details thereof; and

     (k) from time to time such additional information regarding the financial position or business of the Borrower or Energy Partners or the General Partners of the Borrower as the Agent, at the request of any Lender, may reasonably request.

     SECTION 5.02. PAYMENT OF OBLIGATIONS. The Borrower will pay and discharge at or before maturity, all its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     SECTION 5.03.  MAINTENANCE OF PROPERTY; INSURANCE. (a) The
Borrower will keep all property useful and necessary in its business in good working order and condition.

     (b) The Borrower will maintain or cause to be maintained for its benefit, with financially sound and reputable insurance companies, property, casualty and liability insurance with respect to all its properties and operations whether owned or leased in at least such amounts and against at least such risks as is customary for Persons engaged in the same or a similar business in similar locations. The Borrower will furnish to the Agent from time to time, if so requested, full information as to the insurance carried.

     SECTION 5.04.  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE:
CHANGE OF NAME; FISCAL YEAR. The Borrower will preserve, renew and keep in full force and effect its existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business. Without limiting the generality of the foregoing, it shall be the case that Energy Partners will have no assets, operations or business activities except for its ownership of 99% of the partnership interests in the Borrower (and except for such ownership of assets, operations and business activities as are incidental thereto) and will continue to operate, and to own its oil and gas properties, through the Borrower and that the Borrower shall continue to be engaged primarily in the exploration for, and acquisition, production and marketing of, Hydrocarbons on behalf of Energy Partners. The Borrower will cause any Petroleum Properties operated by it or by an Affiliate, and will use its best efforts to cause any Petroleum Properties operated by any other Person, to be operated prudently in accordance with good oil field practice. The Borrower will cause Hydrocarbons produced from the Petroleum Properties to be marketed in a commercially reasonable manner at commercially reasonable prices. The Borrower will have no Subsidiaries (i) except with the prior written consent of the Required Lenders, such consent not to be unreasonably withheld provided that the provisions of this Agreement are amended to take account thereof as deemed appropriate by the Required Lenders and (ii) except for Subsidiaries which may exist on a transitory basis not to exceed 90 days in the course of an acquisition by the Borrower of oil and gas properties by way of a purchase of stock or partnership interests.
The Borrower shall not change its name without 30 days' prior written notice to the Agent, and the Agent shall promptly notify each Lender thereof. The fiscal year of the Borrower and Energy Partners shall at all times be the calendar year.

     SECTION 5.05. COMPLIANCE WITH LAWS. The Borrower will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     SECTION 5.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will keep proper books of record and account of all dealings and transactions in relation to its business and activities; and will permit representatives of any Lender to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times and as often as may reasonably be desired, it being understood that the foregoing shall be at the expense of such Lender and, in the case of visits and inspections of oil and gas properties, at such Lender's risk.

     SECTION 5.07. DEBT. The Borrower shall not incur any Debt on or after the date of this Agreement unless, immediately after such incurrence of Debt, (i) no Default shall have occurred and be continuing and (ii) the Life-of Reserves Coverage Ratio is equal to or greater than 1.75 and the Annual Coverage Ratio is equal to or greater than 1.20.

Furthermore, the Borrower shall not incur any Debt after a Triggering Event, or an event described in clause (II) or (III) of Section 5.11(a), has occurred until it has complied with Section 5.11(a) or such compliance is, pursuant to a waiver granted under Section 5.11(b) or pursuant to the provisions of Section 5.11(c), no longer required. For purposes of this Section, a Rollover shall not be deemed an incurrence of Debt.

     SECTION 5.08. COVERAGE RATIOS; SECURITY (a) If the Life-of-Reserves Coverage Ratio set forth in any certificate delivered pursuant to Section 5.01(c) or Coverage Report delivered pursuant to
Section 5.01(i)(z) is less than 1.75, or if the Annual Coverage Ratio set forth in such certificate or Coverage Report is less than 1.20, then, within 60 days of the date of such report, the Borrower shall
(i) reduce Debt, (ii) in accordance with Section 2.07(c), adjust the amounts of installments of Tranche B Loans under Section 2.04(b) and the amounts of mandatory reductions of Commitments under Section 2.06(c) so that amounts scheduled to be paid under such Sections are reduced for later Reduction Dates and increased (by an equal amount in aggregate) for earlier Reduction Dates or (iii) acquire additional Recognized Proved Reserves (acceptable to the Required Lenders and included in a supplement, prepared by an Independent Petroleum Engineer and delivered to the Lenders within such 60-day period, to the Most Recent Engineering Report) such that, based on a new Coverage Report delivered to the Lenders within such 60-day period, the Life-of-Reserves Coverage Ratio is equal to or greater than 1.75 and the Annual Coverage Ratio is equal to or greater than 1.20; PROVIDED that, if a Triggering Event, or an event described in clause (II) or
(III) of Section 5.11(a), has occurred, the Life-of-Reserves Coverage Ratio shall not on any day be less than 1.90 unless the Borrower has complied with Section 5.11(a) or such compliance is, pursuant to a waiver granted under Section 5.11(b) or pursuant to the provisions of
Section 5.11(c), no longer required.

     (b) If, on any day, the Life-of-Reserves Coverage Ratio is less than the Collateral Threshold on such day, the Borrower shall, not later than 60 days thereafter, either (i) have delivered to the Agent evidence satisfactory to the Agent (which shall include opinions of counsel) that Mortgages have been executed and recorded as necessary to perfect for the benefit of the Lenders liens having first priority (except for Permitted Liens), securing payment of principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement and covering the lesser of (x) the Lenders' Pro Rata Share of 80% (in Relative Value) of the Petroleum Properties not subject to Liens described in Section 5.10(a) and (y) such Petroleum Properties (l) the Cash Flow Available for Debt Service from which for the period of twenty fiscal years commencing with the fiscal year in which the date of determination occurs equals or exceeds (2) 190% of the sum of the aggregate outstanding principal amount of the Loans and interest scheduled to accrue on the Loans (using the interest rates for the Loans as set forth in the most recent Approved Assumptions) or (ii) reduce Debt or acquire additional Recognized Proved Reserves (acceptable to the Required Lenders and included in a supplement, prepared by an Independent Petroleum Engineer and delivered to the Lenders within such 60-day period, to the then Most Recent Engineering Report) such that, based on a new Coverage Report delivered to the Lenders within such 60-day period, the Life-of-Reserves Coverage Ratio is equal to or greater than the Collateral Threshold; PROVIDED that if the Life-of-Reserves Coverage Ratio, after giving effect to any incurrence of Debt, Restricted Payment or sale or other disposition of assets (including any exchange of Petroleum Properties for other oil and gas properties) by the Borrower, would be less than the Collateral Threshold, the Borrower shall, as a precondition to such incurrence of Debt, Restricted Payment or sale (or exchange) or other disposition of assets, comply with clause (b)(i) above.

     (c) If the Borrower provides security pursuant to clause (b)(i) above, it shall at all times thereafter maintain a perfected first priority (except as aforesaid) lien for the benefit of the Lenders covering the lesser of (l) the Lenders' Pro Rata Share (as calculated from time to time) of 80% (in Relative Value) of the Petroleum Properties not subject to Liens described in Section 5.10(a) and (2) such Petroleum Properties (x) the Cash Flow Available for Debt Service from which for the period of twenty fiscal years commencing with the fiscal year in which the date of determination occurs equals or exceeds (y) 190% of the sum of the aggregate outstanding principal amount of the Loans and interest scheduled to accrue on the Loans (using the interest rates for the Loans as set forth in the most recent Approved Assumptions).

     (d) The "Pro Rata Share" of any holder of any Debt of the Borrower (other than Debt of the Borrower Guaranteed by another Person, Subordinated Debt, Debt secured by any Lien on any asset of the Borrower pursuant to Section 5.10(a) or (e), or Debt incurred in violation of this Agreement) at any time is the then outstanding principal amount of such Debt as a percentage of the then outstanding total principal amount of the Borrower's Debt other than (w) Debt of the Borrower

Guaranteed by another Person, (x) Subordinated Debt, (y) Debt secured by a Lien on any asset of the Borrower pursuant to Section 5.10(a) or
(e) and (z) Debt incurred in violation of this Agreement; and the "Collateral Threshold" is, if Santa Fe Southern Pacific and its Wholly-Owned Subsidiaries' aggregate ownership of limited partnership units of Energy Partners is, as a percentage of total outstanding limited partnership units of Energy Partners, (i) greater than or equal to 50%, 1.90, (ii) less than 50% but greater than or equal to 25%, 2.15, or (iii) less than 25%, 2.65.

     SECTION 5.09. RESTRICTED PAYMENTS. The Borrower will not declare or make any Restricted Payments if (a) after giving effect to such Restricted Payment, a Default shall have occurred and be continuing, or (b) Santa Fe Southern Pacific and its Wholly-Owned Subsidiaries own in aggregate, less than 50% of the outstanding limited partnership units of Energy Partners and the Life-of-Reserves Ratio is, after giving effect to such Restricted Payment, less than
2.05. Furthermore, the Borrower shall not, after a Triggering Event, or an event described in clause (II) or (III) of Section 5.11(a), has occurred, make any Restricted Payment until it has complied with
Section 5.11(a) or such compliance is, pursuant to a waiver granted under Section 5.11(b) or pursuant to Section 5.11(c), no longer required.

     SECTION 5.10. NEGATIVE PLEDGE. The Borrower will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) any Lien existing on any oil and gas interest, property or prospect acquired by the Borrower which Lien was in existence prior to such acquisition and was not created in contemplation of such acquisition; PROVIDED that no more than one-third (in Relative Value) of the Petroleum Properties shall at any time be subject to such Liens;

          (b)  Permitted Liens;

          (c) (i) Liens securing the Loans and any other obligations of the Borrower under this Agreement and (ii) so long as such Liens described in clause (i) exist, Liens on Petroleum Properties securing other Debt of the Borrower (other than Debt of the Borrower Guaranteed by another Person, Subordinated Debt, Debt secured by any Lien on any asset of the Borrower pursuant to
     Section 5.10(a) or (e), or Debt incurred in violation of this Agreement); PROVIDED that the Relative Value of such Petroleum Properties, in relation to all Petroleum Properties subject to Liens described in this clause (c), does not exceed the Pro Rata Share of the holders of such other Debt;

          (d) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings; and

          (e) Liens on assets which do not (directly or indirectly) constitute oil and gas interests, properties or prospects, PROVIDED that aggregate principal amount of Debt secured thereby does not at any time exceed $10,000,000.

     SECTION 5.11.  PROVISION OF SECURITY UPON TRIGGERING EVENT.
(a) Subject to the provisions of subsection (c) below, if (I) a Triggering Event shall have occurred or (II) there shall be any change in the identity of the Managing General Partner or of the Special General Partner of either of the Borrower or Energy Partners or (III) an event described in the definition of "Triggering Event" (for these purposes replacing "Santa Fe Energy" whenever it occurs with "Santa Fe Natural Resources") shall have occurred, the Borrower shall, not later than 60 days after such event, (if it has not theretofore provided security pursuant to Section 5.08(a) or is not at such time maintaining such security in accordance with Section 5.08(c)) have delivered to the Agent evidence satisfactory to the Agent (which shall include opinions of counsel) that Mortgages have been executed and recorded as necessary to perfect for the benefit of the Lenders liens having first priority (except for Permitted Liens), securing payment of principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement and covering the lesser of (l) the Lenders' Pro Rata Share of 80% (in Relative Value) of the Petroleum Properties not subject to Liens described in Section 5.lO(a) and (2) such Petroleum Properties (x) the Cash Flow Available for Debt Service from which for the period of twenty fiscal years commencing with the fiscal year in which the date of determination occurs equals or exceeds (y) 190% of the aggregate outstanding principal amount of the Loans.

     (b) The Borrower shall, if required to provide security pursuant to subsection (a) above, at all times there after (unless the Required Lenders waive such requirement, the consent of the Lenders to a request for such waiver not to be unreasonably withheld in light of, among other things, the considerations identified in clause (ii) of subsection (c) below) maintain a perfected first priority (except as aforesaid) lien for the benefit of the Lenders covering the lesser of
(1) the Lenders' Pro Rata Share (as calculated from time to time) of 80% (in Relative Value) of the Petroleum Properties not subject to Liens described in Section 5.10(a) and (2) such Petroleum Properties
(x) the Cash Flow Available for Debt Service from which for the period of twenty fiscal years commencing with the fiscal year in which the date of determination occurs equals or exceeds (y) 190% of the aggregate outstanding principal amount of the Loans.

     (c) The Borrower need not comply with the provisions of subsection (a) above, if, within the 60-day period referred to therein, (i) in the case of a Triggering Event occurring while Santa Fe Pacific Exploration is the Managing General Partner, a new board of directors of Santa Fe Pacific Exploration is elected which is comprised entirely of persons who are not employees, officers, directors or affiliates of Santa Fe Natural Resources or of any affiliate of Santa Fe Natural Resources (other than Santa Fe Pacific Exploration) and (ii) in any case, the Required Lenders have not determined, taking into account the composition of the board of directors of the Managing General Partner, that such event may result in a change of management policy that may adversely affect the interests of the Lenders. Each Lender agrees to respond to the Agent with respect to any request for a determination under clause (ii) above within five Domestic Business Days of such Lender's receipt of such request.

     SECTION 5.12. MERGER; SALE OR ABANDONMENT OF ASSETS: RELEASE OF COLLATERAL. (a) The Borrower will not merge or consolidate with any other Person unless the surviving Person is the Borrower or is a Person directly or indirectly controlling, controlled by or under common control with Santa Fe Southern Pacific (the word "control" having for purposes hereof the meaning assigned thereto in the definition of Affiliate) and unless, after giving effect thereto, no Default shall have occurred and be continuing. The Borrower will not sell, assign, lease or otherwise transfer or abandon any Petroleum Properties or any proceeds thereof or rights with respect thereto without the prior written consent of the Required Lenders except that
(i) the Borrower may sell Hydrocarbons after severance in the ordinary course of its business; (ii) the Borrower may sell, in any period of twelve months, Petroleum Properties having an aggregate fair market value not in excess of $25,000,000, PROVIDED that (A) the aggregate fair market value of all Petroleum Properties sold pursuant to this clause (ii) during the term of this Agreement shall not exceed $50,000,000 and (B) no sale of Petroleum Properties may be made under this clause (ii) if, after giving effect to such sale and the use of proceeds thereof,
(1) a Default would exist, or (2) the Life-of-Reserves Coverage Ratio would be less than 1.75 or the Annual Coverage Ratio would be less than 1.20; (iii) the Borrower may exchange any Petroleum Properties for any other oil and gas properties having an equivalent fair market value provided such exchange is otherwise permitted by this Agreement and PROVIDED that, after giving effect thereto, (x) no Default would exist, and (y) the Life-of-Reserves Coverage Ratio would equal or exceed 1.75 and the Annual Coverage Ratio would equal or exceed 1.20;
(iv) the Borrower may sell, lease or otherwise transfer (through farm-out or otherwise) any oil and gas property (or any indirect investment in oil and gas property) if such property contains no Recognized Proved Reserves; and (v) the Borrower may abandon any oil and gas property which the Managing General Partner has determined in good faith (and, if such property consists of one or more line items in the Most Recent Engineering Report, so certified to the Agent) is incapable of producing Hydrocarbons at a level sufficient to produce gross revenues in excess of the sum of associated royalties, operating costs and windfall profits, production, ad valorem, severance and income taxes.

     (b) If, at any time, the Borrower is required at such time pursuant to Sections 5.08(c) and/or 5.11(b) to maintain security theretofore provided under Sections 5.08(b) and/or 5.11(a), the Agent shall, nevertheless, upon the request of the Borrower, release any Mortgage as to any Petroleum Properties, if after giving effect to such release, (x) no Default shall have occurred and be continuing,
(y) the Life-of-Reserves Coverage Ratio equals or exceeds 1.75 and the Annual Coverage Ratio equals or exceeds 1.20, and (z) the Borrower continues to be in compliance with Sections 5.08(c) and/or 5.11(b), as relevant.

     SECTION 5.13. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower to refinance short-term debt and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U.

                              ARTICLE VI

                               DEFAULTS

     SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay within 10 Domestic Business Days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 through 5.13 inclusive (other than Section 5.08(c) or Section 5.11(b));

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) or in any Mortgage for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Lender;

          (d) any representation, warranty, certification or statement made by the Borrower or the Managing General Partner in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Borrower shall fail to make any payment in respect of any Debt (other than the Notes) when due or within any applicable grace period if the aggregate principal amount of such Debt exceeds $5,000,000;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower (other than the Notes) or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof if the aggregate principal amount of such Debt exceeds $5,000,000;

          (g) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debt under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstated for a period of 60 days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect;
          (i) any ERISA Obligor shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $10,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any ERISA Obligor, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any ERISA Obligor to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (j) judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Borrower and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

          (k) Energy Partners shall fail to directly own at least 99% of the partnership interests in the Borrower or shall cease to be the sole limited partner of the Borrower; or the Borrower or Energy Partners shall be dissolved; or either Partnership Agreement shall be amended in any material respect without the prior written consent of the Required Lenders or shall be breached in any material respect; or any other agreement to which the Borrower or Energy Partners is a party is breached and such breach may reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement; or

          (1) (i) any lien granted pursuant to Section 5.08 or 5.11 shall thereafter be determined to be invalid or unenforceable, or not to constitute a first priority lien (subject only to Permitted Liens) on the properties purported to be covered thereby, and such event or condition shall continue, not cured or waived, for seven days; provided that any such event or condition affecting any lien shall not be an Event of Default if the Borrower is in compliance with Section 5.08(c) and Section 5.11(b) without giving effect to such lien; or (ii) the Borrower contests in writing the validity, enforceability or priority of any lien granted and required to be maintained pursuant to
     Section 5.08 or Section 5.11;

then, and in every such event, the Agent shall, if requested by the Required Lenders, by notice to the Borrower terminate the Tranche A Commitments and they shall thereupon terminate, and by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; PROVIDED that in the case of any of the Events or Default specified in clause (g) or (h) above, without any notice to the Borrower or any other act by the Agent or the Lenders, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     SECTION 6.02. NOTICE OF DEFAULT. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

     SECTION 6.03. TRANCHE B LOANS DUE UPON FAILURE TO REBORROW TRANCHE A LOANS. If, on the last day of any Interest Period, the Borrower fails to borrow Tranche A Loans in accordance with the Notice of Borrowing required to be given with respect to a Borrowing on such day (due to a failure by the Borrower to deliver a Notice of Borrowing, a failure to meet conditions precedent or otherwise), the Tranche B Loans shall be due and payable on such day, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     SECTION 6.04. ADDITIONAL AMOUNT PAYABLE WITH RESPECT TO TRANCHE B LOANS. Together with any payment of any Tranche B Loan pursuant to
Section 6.01 or 6.03 above, the Borrower shall pay to the relevant Tranche B Lender an amount equal to the excess, if any, of (x) all future scheduled payments of principal and interest with respect to the corresponding Eliminated Payments, calculated as if such payment were not being made and using a discount rate equal to the yield, which shall be imputed by linear interpolation from the yields (as most recently published in Federal Reserve Statistical Release H.15
(519) or any successor publication thereto) of those United States Treasury notes which have maturities as close as practicable to the remaining weighted average life of such Eliminated Payments; over (y) the amount of such payment. With respect to any such payment pursuant to Section 6.01 or 6.03 above of a Tranche B Loan, the corresponding "Eliminated Payments" shall mean all scheduled installments of such Loan which would have been required to be paid on subsequent Reduction Dates but for such payment pursuant to Section 6.01 or 6.03 above; PROVIDED that the "Eliminated Payments" associated with any such payments shall also include the Eliminated Payments (as defined in Section 2.07(d) associated with any portion of any such scheduled installment which is then attributable to Prospective Prepayments described in Section 2.07(c)(iii)(y).

                              ARTICLE VII

                               THE AGENT

     SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Lender irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes and the Mortgages as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Each Lender, in particular, authorizes the Agent to act as mortgagee or beneficiary and security agent under each Mortgage for the benefit of the Lenders, subject to the provisions of this Article VII.

     SECTION 7.02. AGENT AND AFFILIATES. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Agent hereunder.

     SECTION 7.03. ACTION BY AGENT. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

     SECTION 7.04. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may, with the consent of the Required Lenders, be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05. LIABILITY OF AGENT. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith or under any Mortgage (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(i) any statement, warranty or representation made in connection with this Agreement or any Mortgage or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III or Section 2.12, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes, any Mortgage or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 7.06. INDEMNIFICATION. Each Lender shall, ratably in accordance with its outstanding Loans, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

     SECTION 7.07. CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other sender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.08. FEES. The Borrower shall pay to the Agent the arrangement and commitment fee set forth in the letter from the Agent to the Borrower dated June 8, 1987, and shall pay to the Agent on the date of the first Borrowing and on each anniversary thereof, so long as any Loan remains outstanding, an agency and engineering fee of
$30,000.                                 -57-

                             ARTICLE VIII

          CHANGE IN CIRCUMSTANCES AFFECTING TRANCHE A LENDERS

     SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period:

          (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) Tranche A Lenders having 66 2/3% or more of the aggregate amount of the Tranche A Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Tranche A Lenders of funding their Fixed Rate Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Tranche A Lenders, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Tranche A Lenders to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Prime Borrowing.

     SECTION 8.02. ILLEGALITY. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Tranche A Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Tranche A Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Tranche A Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Tranche A Lenders and the Borrower, whereupon until such Tranche A Lender notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Tranche A Lender to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Tranche A Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Tranche A Lender, be otherwise materially disadvantageous to such Tranche A Lender. If such Tranche A Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Prime Loan in an equal principal amount from such Tranche A Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Tranche A Lenders), and such Tranche A Lender shall make such a Prime Loan.

     SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Tranche A Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Tranche A Lender (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Tranche A Lender (or its Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes with respect to tax on net income or any tax computed by reference to net income of such Tranche A Lender or its applicable Lending Office imposed by the jurisdiction in which such Tranche A Lender's principal executive office or applicable Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement for which such Tranche A Lender is entitled to compensation during the relevant Interest Period pursuant to Section 2.11) against assets of, deposits with or for the account of, or credit extended by, any Tranche A Lender (or its Lending Office) or shall impose on any Tranche A Lender (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Tranche A Lender (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Tranche A Lender (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Tranche A Lender to be material, such Tranche A Lender shall promptly after its determination of such occurrence give notice thereof to the Agent (which shall promptly give notice to the Borrower), and the Borrower shall pay to such Tranche A Lender from time to time, within 30 days of demand, such amount as such Tranche A Lender certifies to be the amount that will compensate it for such increased costs, provided that the Borrower's obligation to pay such Tranche A Lender shall be limited to the increased costs that are attributable to the period of time commencing with the date 30 days prior to the date on which such Tranche A Lender's notice is received by the Borrower.

          (b) If after the date hereof, any Tranche A Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Tranche A Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Tranche A Lender's capital as a consequence of its obligations hereunder to a level below that which such Tranche A Lender could have achieved but for such adoption, change or compliance (taking into consideration such Tranche A Lender's policies with respect to capital adequacy) by an amount deemed by such Tranche A Lender to be material, such Tranche A Lender shall promptly after its determination of such occurrence give notice thereof to the Agent (which will promptly give notice to the Borrower), and the Borrower shall pay to such Tranche A Lender from time to time, within 30 days of demand, such amount as such Tranche A Lender certifies to be the amount that will compensate it for such reduction provided that the Borrower's obligation to pay such Tranche A Lender shall be limited to the reduction that is attributable to the period of time commencing with the date 30 days prior to the date on which such Tranche A Lender's notice is received by the Borrower.

          (c) Each Tranche A Lender will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Tranche A Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Tranche A Lender, be otherwise materially disadvantageous to such Tranche A Lender. A certificate of any Tranche A Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Tranche A Lender may use any reasonable averaging and attribution methods.

     SECTION 8.04. PRIME LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If (i) the obligation of any Tranche A Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Tranche A Lender has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Tranche A Lender through the Agent, have elected that the provisions of this Section shall apply to such Tranche A Lender, then, unless and until such Tranche A Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Tranche A Lender as CD Loans or Euro-Dollar

     Loans, as the case may be, shall be made instead as Prime Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Tranche A Lenders), and

          (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Prime Loans instead.

     SECTION 8.05. SUBSTITUTION OF LENDER. If (i) the obligation of any Tranche A Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Tranche A Lender has demanded compensation under Section 8.03, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory (to the Borrower and the Agent) substitute lender or lenders (which may be one or more of the Lenders) to purchase the Notes and assume the Tranche A Commitment of such Tranche A Lender.

                              ARTICLE IX

                             MISCELLANEOUS

     SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party at its address or telex or telecopy number set forth on the signature pages hereof or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in this Section and, in the case of a telex, the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Agent under Article II and requests to the Lenders under Section 5.11(c)(ii) shall not be effective until received.

     SECTION 9.02. NO WAIVERS. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or any Mortgage shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03. EXPENSES; DOCUMENTARY TAXES. The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Lenders and the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (ii) all out-of-pocket expenses of the Agent, including fees and disbursements of counsel for the Lenders and the Agent, in connection with the preparation, execution, recordation, or administration of any Mortgage and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Lender, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Lender against any transfer taxes, recording taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes or of the execution and recordation of any Mortgage.

     SECTION 9.04. SHARING OF SET-OFFS. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata; PROVIDED that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes or the Mortgage may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Commitment of any Lender or subject any Lender to any additional obligation, except as contemplated by Section 2.12 and the further PROVISO below, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) effect any amendment in the provisions of Section 2.07, 6.03, 6.04 or 9.04, (iv) effect any amendment in Section 5.08 or 5.11 or permit the release of any Mortgage except pursuant to a waiver granted under Section 5.11(b) or pursuant to the provisions of Section 5.12(b), (v) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement; PROVIDED FURTHER that the signature pages hereof may be amended to include a new Lender and to set forth its Commitment or to increase the Commitment of an existing Lender (as contemplated by Section 2.12) and to reflect the resulting increase in the aggregate Commitments by execution of an addendum hereto by the Borrower, the Agent and such Lender, and all references herein, or in any other document, to this Agreement shall thereafter be deemed to refer to this Agreement as amended by such addendum. The Agent shall promptly give notice to the Borrower and all Lenders of any amendment or waiver of this Agreement or the Notes or any Mortgage.

     SECTION 9.06. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Borrower may not assign or otherwise transfer any of its rights under this Agreement and (ii) no Tranche A Lender may, without the prior written consent of the Borrower, assign any Tranche A Loan hereunder; PROVIDED that nothing herein shall be deemed to prohibit the granting by any Tranche A Lender of participation in any Tranche A Loan hereunder or the sale, assignment, pledge or other transfer by any Tranche A Lender of its Notes and its rights thereunder to any Federal Reserve Bank.

     (b) The Agent and the Borrower may, for all purposes of this Agreement, treat any Lender as the holder of any Note drawn to it or its order (and owner of the Loans evidenced thereby) until written notice of assignment, participation or other transfer shall have been received by them and reflected on the Borrower's books; PROVIDED that no Tranche A Lender or participant shall give any such written notice with respect to any participation referred to in the PROVISO contained in subsection (a) prior to the occurrence of an Event of Default. The Borrower shall promptly record on its books all notices it receives under this subsection (b). In the case of any transfer of a Tranche B Note, the Borrower shall execute and deliver a new Tranche B Note payable to the transferee upon surrender of the old Tranche B Note duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of the old Tranche B Note. Such new Tranche B Note shall be dated and bear interest from the date to which interest has been paid on the surrendered Tranche B Note or from the date of the surrendered Note if no interest has been paid thereon.

     (c) No assignee, participant or other transferee of any Tranche A Lender's rights shall be entitled to receive any greater payment under Section 8.03 than such Lender would have been entitled to receive with respect to the rights transferred, except in the case of an assignment made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (d) If any Reference Bank assigns its Notes to an unaffiliated institution, the Agent shall, in consultation with the Borrower and with the consent of the Tranche A Lenders, appoint another bank to act as a Reference Bank hereunder.

     SECTION 9.07. COLLATERAL. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation G and Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.08. REPRESENTATIONS OF LENDERS. Each Tranche A Lender represents that it is making its Loan in the ordinary course of its commercial banking business and not with a view toward distribution thereof, and each Tranche B Lender represents that it is acquiring its Tranche B Note for investment for its own account and not with a view toward distribution thereof, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

     SECTION 9.09. CONFIDENTIALITY. Any information which any of the Lenders receives from the Borrower which is designated proprietary or confidential at the time of receipt thereof by such Lender shall not be disclosed by such Lender to any other Person, if such information is not otherwise in the public domain, other than (i) to its independent accountants and legal counsel, (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order, or (iv) to any other Lender or, subject to an agreement containing provisions substantially the same as those of this Section, to any participant in or assignee of, or prospective participant in or assignee of, any Loan.
     SECTION 9.10. NEW YORK LAW. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York.

     SECTION 9.11. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Agent shall have received counterparts hereof signed by all of the parties hereto.

     SECTION 9.12. NON-RECOURSE TO PARTNERS. No recourse shall be had for the payment of the principal of or interest on any Loan, or for any claim based thereon, or otherwise in respect thereof, or with respect to any other obligation hereunder, against any past, present or future partner of the Borrower or any partner thereof (including, without limitation, Santa Fe Pacific Exploration and Santa Fe Energy), and in no event shall any such Person be held liable, personally or otherwise with respect to the indebtedness evidenced by the Notes or for any obligations under this Agreement, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the Agent and each Lender.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                               SANTA FE ENERGY OPERATING
                                 PARTNERS, L.P.

                               By: SANTA FE PACIFIC EXPLORATION
                                   COMPANY, as Managing
                                   General Partner

                               By:
                               Title:
                               1616 South Voss Road,
                                 Suite 1000
                               Houston, Texas 77057
                               Telecopy number: (713) 975-4871

COMMITMENTS

$13,000,000                    MORGAN GUARANTY TRUST COMPANY
(Tranche A)                      OF NEW YORK

                               By:
                               Title:

                               DOMESTIC LENDING OFFICE
                               Morgan Guaranty Trust Company
                                 of New York
                               23 Wall Street
                               New York, New York 10015
                               Telex number: 420230

COMMITMENTS

                               MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK, CHANNEL ISLAND
                                 BRANCH

                               By:
                               Title:

                               LENDING OFFICE
                               Morgan Guaranty Trust Company
                                 of New York, Channel Islands
                                 Branch
                               c/o MORGAN CHRISTIANA CORP.
                                   Servicing Unit
                                   902 Market Street
                                   Wilmington, Delaware 19801
                                   Telex number: 835383

$10,000,000                    EQUITABLE VARIABLE LIFE INSURANCE
(Tranche B)                      COMPANY

                               By:
                               Title:
                               c/o Equitable Capital Management
                                 Corporation
                               1285 Avenue of the Americas
                                 New York, New York 10019
                               Attention: Corporate Finance
                               Department
                                   Telex number: (212) 554-1032

$11,000,000                    THE NORTHWESTERN MUTUAL LIFE
(Tranche B)                      INSURANCE COMPANY

                               By:
                               Title:
                               720 East Wisconsin Avenue
                               Milwaukee, WI 53202
                               Telecopy number: (414) 226-7001

COMMITMENTS

$9,000,000                     BANK OF MONTREAL
(Tranche A)
                               By:
                               Title:
                               115 South La Salle Street
                               Chicago, IL 60603
                               Telex number: 190289 TRT
                               Telecopy number: (312) 750-4368

$9,000,000                     TEXAS COMMERCE BANK,
(Tranche A)                      NATIONAL ASSOCIATION

                               By:
                               Title:
                               Texas Commerce Plaza
                               712 Main Street
                               Houston, TX 77002
                               Telex number:  775418 TEXCOMBK

$7,000,000                     AMERICAN GENERAL LIFE INSURANCE
(Tranche B)                      COMPANY OF NEW YORK

                               By:
                               Title:
                               2929 Allen Parkway
                               A37-01
                               Houston, TX 77019
                               Attention: Private Placement
                                            Department
                               Telecopy number: (713) 831-1979

$6,500,000                     MUTUAL BENEFIT LIFE INSURANCE
(Tranche B)                      COMPANY

                               By:
                               Title:
                               520 Broad Street
                               Newark, NJ 07101
                               Telecopy number: (201) 482-5865

COMMITMENTS

$6,500,000                     NEW ENGLAND MUTUAL LIFE
(Tranche B)                      INSURANCE COMPANY

                               By:
                               Title:
                               501 Boylston Street
                               Boston, MA 04126
                               Telecopy number: (617) 578-4827

$6,500,000                     PRINCIPAL MUTUAL LIFE INSURANCE
(Tranche B)                      COMPANY

                               By:
                               Title:

                               By:
                               Title:
                               711 High Street
                               Des Moines, Iowa 50309
                               Attention: Investment Department-
                                 Securities
                               Telecopy number: (515) 247-5930

$6,500,000                     UNUM LIFE INSURANCE COMPANY
(Tranche B)                      OF AMERICA

                               By:
                               Title:
                               2211 Congress Street
                               Portland, ME 04122
                               Attention: Bond Investment
                                 Division
                               Telecopy number: (207) 780-6937

COMMITMENTS

$5,000,000                     THE EQUITABLE LIFE ASSURANCE
(Tranche B)                      SOCIETY OF THE UNITED STATES

                               By:
                               Title:
                               c/o Equitable Management
                                 Corporation
                               1285 Avenue of the Americas
                               New York, New York 10019
                               Attention: Corporate Finance
                                 Department
                               Telecopy number: (212) 554-1032

Total Commitments

$90,000,000
                               MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK, as Agent

                               By:
                               Title:
                               23 Wall Street
                               New York, New York 10015
                               Attention: Kevin McCann
                               Telex number; 420230